EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 and S-8 (File Numbers: 333-136600, 333-160240, and 333-158869) of Bridge Bancorp, Inc. of our report dated March 12, 2012 with respect to the consolidated financial statements of Bridge Bancorp, Inc. and the effectiveness of internal control over financial reporting, which report appears in this Annual Report on Form 10-K of Bridge Bancorp, Inc. for the year ended December 31, 2011.

Crowe Horwath LLP

New York, New York
March 12, 2012

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